Exhibit 99.1
July 16, 2026

Fellow shareholders,

•Our financial performance remains solid and we’re on track to meet our objectives for the year:
◦Q2 revenue grew 13% year over year (+12% on a FX-neutral basis1) to $12.6B, and operating margin was 33%. Both were in-line with our guidance.
◦For 2026, we’ve narrowed our forecasted revenue range to $51.0-$51.4B and continue to forecast an operating margin of 31.5%, both consistent with our prior guidance.
•We’re delivering increasing value to our members; engagement is healthy, reflecting the quality, quantity, and variety of our offering:
◦Harlan Coben’s I Will Find You is our most viewed new original series debut in 2026 and Swapped is on its way to becoming our second most viewed original animated film ever.
◦View hours grew +2% in H1’26 vs. +1.5% growth in 2025, despite the competitive impact of the Winter Olympics and the World Cup this year.
◦To better satisfy members, we’re continuing to expand the variety of our entertainment offering with video podcasts, creators like Danny Go! and Salish & Jordan Matter, and cloud TV games.
•The results of our recent price changes are consistent with prior changes and our expectations.
•We are leveraging AI to provide a more personalized, immersive and interactive experience for members, enhance ads capabilities for brands, and improve the quality of our series and films.
•The entertainment industry remains dynamic and competitive. We aim to stay ahead by executing against our three areas of focus: delivering more entertainment value, leveraging technology to improve every aspect of our service, and improving monetization.

Our summary results, and forecast for Q3, are below.

(in millions except per share data)	Q2'25	Q3'25	Q4'25	Q1'26	Q2'26	Q3'26 Forecast
Revenue	$11,079	$11,510	$12,051	$12,250	$12,560	$12,860
Y/Y % Growth	15.9%	17.2%	17.6%	16.2%	13.4%	11.7%
Operating Income	$3,775	$3,248	$2,957	$3,957	$4,193	$4,268
Operating Margin	34.1%	28.2%	24.5%	32.3%	33.4%	33.2%
Net Income	$3,125	$2,547	$2,419	$5,283	$3,401	$3,452
Diluted EPS	$0.72	$0.59	$0.56	$1.23	$0.80	$0.82

Net cash provided by operating activities	$2,423	$2,825	$2,112	$5,290	$1,744
Free Cash Flow	$2,267	$2,660	$1,872	$5,094	$1,525
Shares (FD)	4,349	4,340	4,317	4,298	4,261

__________________________________
1 Excluding the year over year effect of foreign exchange rate movements and the impact of hedging gains/losses realized as revenues. Assumes foreign exchange rates remained constant with foreign exchange rates from each of the corresponding months of the prior-year period.

1

Q2 Results and Forecast
Q2 revenue of $12.6B was in-line with forecast and grew 13% year over year (+12% on a foreign exchange (F/X) neutral basis), driven primarily by membership growth, pricing and increased ad revenue. We delivered double digit revenue growth in all regions, surpassing the quarterly revenue mark of $4.0B in EMEA and $1.5B in both LATAM and APAC. In UCAN, Q2 revenue growth of 10% reflects only a partial quarter impact from our recent price change, which has gone well and as expected.

Operating income in Q2 was $4.2B, up 11% year over year, and operating margin was 33.4% versus 34.1% in Q2’25. Q2 operating income and margin were slightly ahead of forecast due to the timing of expenses. As we noted in previous letters, operating income in Q2 grew slower than revenue because our content amortization growth is higher in the first half of the year; we continue to expect content amortization to grow slower in the second half of the year and to increase ~10% for 2026. Diluted EPS for the quarter amounted to $0.80 vs. $0.72 in Q2’25 (+11% year over year), slightly above our forecast.

As a reminder, the guidance we provide is our actual internal forecast at the time we report and we strive for accuracy. Our primary financial metrics are revenue for growth and operating margin for profitability. Our goal is to sustain healthy revenue growth, expand operating profit and margin, and deliver growing free cash flow.

For Q3, we expect revenue growth of 12% (or 11% F/X neutral) driven by growth in memberships, pricing, and ad revenue. We project an operating margin of 33.2% compared with 28.2% in the year ago quarter.

Our 2026 outlook is consistent with our prior forecast: we are narrowing our revenue forecast to $51.0-$51.4B, which represents 13%-14% growth (~12% F/X neutral), driven by growth in memberships and pricing, and a projected rough doubling of our ads revenue to approximately $3 billion. We continue to anticipate an operating margin of 31.5% for 2026 both on a reported basis and based on F/X rates as of January 1, 2026 vs. 29.5% in 2025. Our forecast implies annual operating income growth of 20%+ for 2026.

Our Focus
As we outlined in our last letter, we have three main areas of focus:

First, delivering more entertainment value.
We want to win the most valuable moments of truth and thrill our members. We’ve used “engagement” as a shorthand for the value we deliver members. But, as we’ve developed an increasingly sophisticated understanding of how consumers ascribe value to our service, we know not all hours are equal. Time spent is just one aspect of strong engagement - quality and variety also matter. The key is to improve across all of those dimensions: quality, variety, and quantity.

Quality is defined by how much our members enjoy and love a title. We work every day to raise the bar on our core series and film offering, which we have successfully done since we launched streaming in 2007. Animation is a good example of how patient and focused execution can pay off. We started original animation in 2018, kept improving, and last year produced a true breakout global phenomenon with KPop Demon Hunters. It became our first title to surpass over 52 consecutive weeks in the Global

2

Top 10. We built on that momentum in Q2 with Swapped* (137M views2) which is loved by our members and on its way to becoming our second most viewed4 original animated film ever.

In addition to a high-quality slate, we also need a wide variety of programming because we serve a massive audience (approaching 1B people) with broad and diverse tastes, moods and needs. Different types of content impact our business differently – some drive more acquisition, some primarily aid retention, and some make the service feel indispensable. For example, in 2026, we expect live programming to account for just over 5% of our content spend but only ~1% of view hours. Yet, live event programming accounted for six of the top 10 new member sign-up days over the last five years (and we've only been doing live events since 2023).

Quantity of engagement is also important and, as detailed in our bi-annual What We Watched5 report, in the first half of 2026, our members watched more than 97 billion hours, up 2% year over year. This was slightly faster than the 1.5% growth in 2025, despite the competitive impact of the Winter Olympics and the World Cup this year. Non-English content again drove more than a third of all viewing this half, with standout titles from Korea, Japan, Spain, and India.

Our Q2 slate delivered a host of titles that our members loved and were broadly viewed, including Harlan Coben’s I Will Find You* (87M views) - our biggest new original series debut in 2026 so far, Legends* from the UK (20M views), K-drama Teach You a Lesson* (55M views) - which is on track to become our second-most viewed Korean show globally6, Berlin and The Lady with an Ermine* (28M views) from Spain, The Polygamist* (24M views) from South Africa, Flunked* (11M views) from France, and Rosario Tijeras S5* (6M views) from Mexico. We also continued to strengthen our film slate, delivering hits across multiple genres, like action with Apex* (131M views) starring Charlize Theron, rom-coms with Office Romance* (63M views) featuring Jennifer Lopez and Voicemails for Isabelle* (71M views), drama with the Emmy nominated feature, Remarkably Bright Creatures* (53M views) starring Sally Field, and documentaries with Maternal Instinct* (54M views) and The Crash* (67M views).

Beyond series and films, we continually evolve and expand our entertainment offering to better meet the needs of members and strengthen our engagement.

•For instance, approximately half of our viewing occurs in the evening, but our recently launched video podcasts over-index on viewing during the day and on mobile devices, an indicator that this engagement is incremental. We recently added Jay Shetty’s On Purpose and Allegedly, as well as announced podcasts featuring Kate Hudson and Oliver Hudson, Lele Pons and Martha Stewart through our partnership with iHeartMedia.
•We have a history of working with the most talented storytellers from around the world and, increasingly, that includes top creators from open content platforms. We’ve had success with creators including Danny Go!, Ms. Rachel, Mark Rober, and Salish & Jordan Matter, and recently announced collaborations with the Stokes Twins, Alan Chikin Chow, Nick DiGiovanni, and Mythical. Ms. Rachel has spent 27 weeks in the Global Top 10 since debuting on Netflix last year and, more recently, Salish & Jordan Matter and Danny Go! have spent eight and seven weeks, respectively, in the Global Top 10 since coming to Netflix in April. We also announced partnerships7 with leading publishers including Condé Nast, Hearst, and People, to bring their lifestyle content to members in the US and several other countries beginning in August.

__________________________________
2 A view is defined as hours viewed divided by runtime for each title. Views for a title are based on the first 91 days since the release of each episode (less than 91 days denoted with an asterisk and data is from launch date through July 12, 2026). We publish our top titles based on views each week at Netflix Top 103.
3 https://www.netflix.com/tudum/top10
4 Based on expected 91 day views.
5 https://about.netflix.com/en/news/what-we-watched-the-first-half-of-2026
6 Based on expected 91 day views (behind Squid Game).
7 https://www.netflix.com/tudum/articles/digital-publisher-videos

3

•To deepen our local programming in France, last month we launched a partnership with leading local French broadcaster TF1. Netflix members in France are now able to experience TF1 programming as part of their subscription at no additional cost. This fully integrated experience includes TF1’s linear channels as well as TF1+’s on-demand content, including a wide array of scripted, unscripted and major live sports programming. While still early, we’re pleased with the initial performance. Our French members are discovering and engaging with this content (with view hours of TF1 content growing each week), a TF1 title, Secret Story has already reached our Top 10 list in France, and we’re gratified to see our partner8 is also seeing strong early results.
•Our cloud-based TV games are gaining traction. In June, we had our two most successful cloud game debuts, with the releases of FIFA World Cup: Launch Edition and Unhinged. And Netflix Playground, our app for kids games, has experienced 3x growth in daily players since its launch in April, and has fueled growth in our kids mobile games engagement, which is up 600% year over year9. While off a small base, these early signals give us increasing confidence that we are building a foundation with exciting future growth potential.

Overall, our engagement remains healthy and as with all things we do, we’re working hard to improve every day. We have an exciting Q3 slate including new films like 72 HOURS with Kevin Hart, The Last House with Greta Lee & Wagner Moura, The Whisper Man with Robert DeNiro, and Call My Agent! from France, and series such as The Hawk with Will Ferrell, the fifth and final season of Outer Banks, Little House on the Prairie, the fourth installment of Ryan Murphy’s anthology series, Monster: The Lizzie Borden Story, The Gentlemen S2 from the UK, The East Palace from Korea, The Doll from Poland, and Lovesick from Mexico. We’ll continue to build out our live programming – we have two Major League Baseball events (Home Run Derby and Field of Dreams game) in Q3, as well as the Tyson Fury vs. Anthony Joshua fight later this year. We also recently announced an expanded agreement with the NFL, securing a premium slate of games that includes a week-one matchup in Q3, as well as a Thanksgiving Eve game and NFL Christmas Gameday in Q4, and a final week contest in Q1 of next year.

Second, leveraging technology to improve every aspect of our service and our business.
To support our growing content offering, we continue to evolve our product to create more personalized, immersive, and interactive experiences for our members. We are leveraging LLMs to improve title discovery and to better understand member preferences. We’re also enhancing search for our members with new voice search functionality and AI-powered natural language search.

Across the production lifecycle, from concept and pre-visualization through post and delivery, GenAI utilization by our creative partners is scaling quickly. In 2026, GenAI workflows have been used in roughly 300 of our titles, with the largest concentration of work in post-production. We are increasingly leveraging these tools to deliver higher quality output more quickly and at a lower cost than traditional methods. In some cases, productions would have had to leave out key shots and sequences in the absence of GenAI technology. For example, Glory (India), Brasil 70: A Saga do Tri (Brazil), and The American Experiment (US) utilized GenAI tools to create highly complex sequences (e.g., enhanced crowds, historical battle sequences, and worldbuilding establishing shots).

In our ads business, we continue to invest in developing a premium ad experience which delivers highly engaged and attentive audiences to advertisers. In Q2, we expanded our AI-powered tools across the full advertising lifecycle, from planning and creative production to campaign management, optimization, and reporting. We're also automating more of the workflow around how advertisers transact with us by extending programmatic access to Pause Ads and live inventory this summer. This reduces the manual effort that has historically limited access for smaller buyers, opening Netflix to a broader range of advertisers over time. These investments enhance the value of our existing inventory and lay the groundwork for the next phase of growth in our ads business.
__________________________________
8 https://www.hollywoodreporter.com/business/business-news/tf1-netflix-deal-record-streaming-figures-france-1236642951/
9 Game play hours are not included in our What We Watched report.

4

Third, improving monetization.
Building out our ads business continues to be a top priority and we remain on track to deliver approximately $3 billion in ads revenue in 2026. Our US upfront negotiations are in advanced stages, and we expect commitments to close in the next few weeks. We are seeing strong interest in our Live events lineup — Women's World Cup, an expanded NFL slate, WWE, MLB events and more — alongside continued demand for our unparalleled breadth of entertainment titles. The growth in our ads business is being fueled by the strength and variety of our slate combined with our investments in AI powered tools and workflows, the Netflix Ads Suite and broader programmatic capabilities.

We offer a wide range of plans and feature sets at accessible price points to provide the best value for members. As we expand and improve our entertainment offering, we occasionally adjust prices so that we can reinvest in our service. Our first half price changes, in markets like the US, Mexico and Spain, have gone well with the impact consistent with prior price changes and our expectations.

We are constantly testing, assessing, and improving the membership lifecycle. Over the years, investments in our product capabilities (e.g. TV and mobile UI) have given us greater flexibility to evaluate the best ways to attract and retain members in different markets. We’ve tested a variety of methods, including a low cost first month in Japan to coincide with the WBC, and an “upgrade on us” offer in various countries around the world. As part of this test and learn strategy, last week we began re-testing free trials for non-rejoining new members in a number of markets around the world (excluding the US and UK).

Evolving Our View Hours Disclosure
Engagement is important to our business. But as discussed above, engagement is not just the quantity of view hours, but also refers to the quality and variety of our offering. To make this clearer, we’re making a change to our view hours disclosure.

After today’s What We Watched report, which covers the first half of 2026, we will shift to publishing this report annually in the first quarter, beginning in 2027. The goal of separating the publication of the report from our earnings results is to keep the focus on our primary financial metrics – revenue and operating profit. With this change, we will still report industry-leading title-by-title and total view hours data (including our weekly Top 10 lists for movies and series in more than 90 countries).

Cash Flow and Capital Structure
Net cash generated from operating activities was $1.7B vs $2.4B in the prior year period. Free cash flow (FCF)10 in Q2’26 totaled $1.5B vs. $2.3B in Q2’25. This included higher cash tax payments due in part to the Warner Bros. termination fee. For the full year, we continue to expect FCF of approximately $12.5B, and an annual cash content spend to amortization ratio of ~1.1x.

Our capital allocation approach is unchanged. We prioritize reinvestment in the business, both organically and through selective M&A, while maintaining a healthy balance sheet and ample liquidity, and then returning excess cash to shareholders via share repurchases. In April, our Board of Directors authorized the repurchase of an additional $25B of our stock on top of the $6.8B of capacity we had remaining as of the end of Q1. In Q2, we bought back $4.7B of stock, our largest quarter of share repurchases, and we currently have $27.1B of capacity left in our remaining authorizations. We ended the quarter with gross debt of $14.4B and cash and cash equivalents of $9.1B. We have $1B of debt maturing later this year, which we plan to refinance.

__________________________________
10 Defined as cash provided by (used in) operating activities less purchases of property and equipment.

5

Environmental, Social, and Governance (ESG)
We recently published our 2025 Environmental, Social, and Governance (ESG) report11. Key updates for 2025 include how we continue to decarbonize our operations, including the productions of our films, series and games; invest in our people and the next generation of talent around the world, while contributing to local economies; and maintain our corporate governance structure to support healthy growth and create long-term shareholder value.

During Q2, we launched The Netflix Effect12 — a comprehensive look at the impact our films and series have had on economies, industries and culture over the last decade. Netflix is deeply embedded and invested in the creative industries around the world, producing TV series and films in more than 50 countries, and contributing more than $325 billion in gross value to the global economy.

Reference
For quick reference, our past investor letters can be found here13.

___________________________________
11 https://s22.q4cdn.com/959853165/files/doc_downloads/2026/6/2025-Netflix-Environmental-Social-Governance-Report.pdf
12 https://thenetflixeffect.com/
13 https://ir.netflix.net/financials/quarterly-earnings/default.aspx

6

Regional Breakdown

(in millions)	Q2'25	Q3'25	Q4'25	Q1'26	Q2'26
UCAN:
Revenue	$4,929	$5,072	$5,339	$5,245	$5,432
Y/Y % Growth	15%	17%	18%	14%	10%
F/X Neutral Y/Y % Growth	15%	17%	18%	14%	10%

EMEA:
Revenue	$3,538	$3,699	$3,873	$3,998	$4,034
Y/Y % Growth	18%	18%	18%	17%	14%
F/X Neutral Y/Y % Growth	16%	15%	15%	12%	11%

LATAM:
Revenue	$1,307	$1,371	$1,418	$1,497	$1,584
Y/Y % Growth	9%	10%	15%	19%	21%
F/X Neutral Y/Y % Growth	23%	20%	20%	18%	16%

APAC:
Revenue	$1,305	$1,369	$1,421	$1,509	$1,510
Y/Y % Growth	24%	21%	17%	20%	16%
F/X Neutral Y/Y % Growth	23%	20%	19%	19%	18%
F/X Neutral revenue growth excludes the year over year effect of foreign exchange rate movements and the impact of hedging gains/losses realized as revenues. Assumes foreign exchange rates remained constant with foreign exchange rates from each of the corresponding months of the prior-year period.

7

July 16, 2026 Earnings Interview, 1:45pm PT
Our live video interview will be on youtube/netflixir14 at 1:45pm PT today. Co-CEOs Greg Peters and Ted Sarandos, CFO Spence Neumann and VP of Finance & Capital Markets Spencer Wang, will all be on the video to answer questions submitted by sellside analysts.

IR Contact:	PR Contact:
Lowell Singer	Comms@netflix.com
VP, Investor Relations	415 254-4462
818 434-2141

__________________________________
14 https://www.youtube.com/netflixir

8

Use of Non-GAAP Measures
This shareholder letter and its attachments include reference to the non-GAAP financial measures of F/X neutral revenue and adjusted operating profit and margin, free cash flow and net debt. Management believes that free cash flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to repay debt obligations, make strategic acquisitions and investments and for certain other activities like stock repurchases. Management believes that F/X neutral revenue and adjusted operating profit and margin allow investors to compare our projected results to our actual results absent year-over-year and intra-year currency fluctuations. Management believes net debt is a useful measure of the company's liquidity, capital structure, and leverage. However, these non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, net income, operating income (profit), operating margin, diluted earnings per share and net cash provided by (used in) operating activities, or other financial measures prepared in accordance with GAAP. Reconciliation to the GAAP equivalent of these non-GAAP measures are contained in tabular form on the attached unaudited financial statements and in the F/X neutral operating margin disclosure above. We are not able to reconcile forward-looking non-GAAP financial measures because we are unable to predict without unreasonable effort the exact amount or timing of the reconciling items, including property and equipment, and the impact of changes in currency exchange rates. The variability of these items could have a significant impact on our future GAAP financial results.

Forward-Looking Statements
This shareholder letter contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our expected results for the fiscal quarter ending September 30, 2026 and fiscal year ending December 31, 2026; priorities for 2026; adoption and growth of streaming entertainment; growth strategy and outlook; market opportunity; competitive landscape and position; expectations regarding series, films, games, live programming and video podcasts; partnerships; engagement; slate strength; pricing and plans strategy; ad-supported tier and its prospects; advertising, including our ad-tech platform; product strategy; use of artificial intelligence technologies in content production and product development; frequency of our engagement disclosures; impact of foreign exchange rates and hedging activities; stock repurchases; advertising revenue; revenue and revenue growth; membership growth; operating income, operating margin, net income, earnings per share, capital allocation, debt refinancing, free cash flow, content spend and content amortization. The forward-looking statements in this letter are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: our ability to attract new members and engage and retain existing members; our ability to compete effectively, including for consumer engagement with different modes of entertainment; failing to improve the variety and quality of entertainment offerings; adoption of the ads plan and paid sharing; maintenance and expansion of device platforms for streaming; fluctuations in consumer usage of our service; service disruptions; production risks; macroeconomic conditions; content slate and timing of content releases. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on January 23, 2026. The Company provides internal forecast numbers. Investors should anticipate that actual performance will vary from these forecast numbers based on risks and uncertainties discussed above and in our Annual Report on Form 10-K. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this shareholder letter.

9

Netflix, Inc.
Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenues	$12,559,938	$12,249,757	$11,079,166	$24,809,695	$21,621,967
Cost of revenues	6,036,965	5,888,238	5,325,311	11,925,203	10,588,458
Sales and marketing	823,838	842,217	713,265	1,666,055	1,401,635
Technology and development	1,007,675	959,696	824,683	1,967,371	1,647,506
General and administrative	498,850	602,609	441,213	1,101,459	862,675
Operating income	4,192,610	3,956,997	3,774,694	8,149,607	7,121,693
Other income (expense):
Interest expense	(175,685)	(262,077)	(182,649)	(437,762)	(366,821)
Interest and other income (expense)	51,661	2,852,166	39,630	2,903,827	90,529
Income before income taxes	4,068,586	6,547,086	3,631,675	10,615,672	6,845,401
Provision for income taxes	(667,172)	(1,264,295)	(506,262)	(1,931,467)	(829,637)
Net income	$3,401,414	$5,282,791	$3,125,413	$8,684,205	$6,015,764
Earnings per share*:
Basic	$0.81	$1.25	$0.74	$2.06	$1.41
Diluted	$0.80	$1.23	$0.72	$2.03	$1.38
Weighted-average shares of common stock outstanding*:
Basic	4,189,303	4,222,787	4,252,112	4,205,952	4,262,347
Diluted	4,261,300	4,298,437	4,348,825	4,279,776	4,359,167

* Share and per share amounts have been retroactively adjusted to reflect the ten-for-one forward stock split which was effected on November 14, 2025.

10

Netflix, Inc.
Consolidated Balance Sheets
(in thousands)

	As of
	June 30, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,099,232	$9,033,681
Short-term investments	28,678	28,678
Other current assets	4,725,393	3,957,832
Total current assets	13,853,303	13,020,191
Content assets, net	33,837,573	32,778,392
Property and equipment, net	2,398,848	2,004,350
Other non-current assets	8,360,717	7,794,060
Total assets	$58,450,441	$55,596,993
Liabilities and Stockholders' Equity
Current liabilities:
Current content liabilities	$3,866,522	$4,084,854
Accounts payable	814,551	900,612
Accrued expenses and other liabilities	3,172,611	3,220,869
Deferred revenue	1,797,456	1,775,730
Short-term debt	2,483,758	998,865
Total current liabilities	12,134,898	10,980,930
Non-current content liabilities	1,625,600	1,579,476
Long-term debt	11,825,548	13,463,971
Other non-current liabilities	2,712,343	2,957,128
Total liabilities	28,298,389	28,981,505
Stockholders' equity:
Common stock	7,670,503	7,286,410
Treasury stock at cost	(28,387,657)	(22,372,658)
Accumulated other comprehensive loss	(97,117)	(580,382)
Retained earnings	50,966,323	42,282,118
Total stockholders' equity	30,152,052	26,615,488
Total liabilities and stockholders' equity	$58,450,441	$55,596,993

Supplemental Information
Total streaming content obligations*	$25,106,705	$24,039,228

* Total streaming content obligations are comprised of content liabilities included in "Current content liabilities" and "Non-current content liabilities" on the Consolidated Balance Sheets and obligations that are not reflected on the Consolidated Balance Sheets as they did not yet meet the criteria for recognition.

11

Netflix, Inc.
Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three Months Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Cash flows from operating activities:
Net income	$3,401,414	$5,282,791	$3,125,413	$8,684,205	$6,015,764
Adjustments to reconcile net income to net cash provided by operating activities:
Additions to content assets	(4,927,523)	(4,846,917)	(3,835,813)	(9,774,440)	(7,385,470)
Change in content liabilities	(181,794)	45,216	(214,052)	(136,578)	(625,305)
Amortization of content assets	4,311,309	4,217,900	3,832,074	8,529,209	7,655,186
Depreciation and amortization of property, equipment and intangibles	100,530	98,575	80,013	199,105	160,080
Stock-based compensation expense	131,312	140,405	80,862	271,717	152,839
Foreign currency remeasurement loss (gain) on debt	(8,813)	(10,110)	55,238	(18,923)	83,785
Other non-cash items	141,356	198,227	120,139	339,583	234,869
Deferred income taxes	81,260	58,819	(135,755)	140,079	(299,683)
Changes in operating assets and liabilities:
Other current assets	111,713	(704,640)	(176,683)	(592,927)	(308,050)
Accounts payable	(157,397)	154	11,046	(157,243)	(265,380)
Accrued expenses and other liabilities	(1,249,793)	1,295,904	(267,235)	46,111	39,178
Deferred revenue	54,008	(32,282)	118,635	21,726	207,548
Other non-current assets and liabilities	(63,770)	(453,837)	(370,624)	(517,607)	(452,904)
Net cash provided by operating activities	1,743,812	5,290,205	2,423,258	7,034,017	5,212,457
Cash flows from investing activities:
Purchases of property and equipment	(218,644)	(196,130)	(155,889)	(414,774)	(284,166)
Acquisitions	—	(585,744)	—	(585,744)	—
Purchases of investments	—	—	(1,650)	—	(157,665)
Proceeds from maturities and sales of investments	—	—	962,413	—	1,732,367
Other investing activities	—	—	(36,190)	—	(36,190)
Net cash provided by (used in) investing activities	(218,644)	(781,874)	768,684	(1,000,518)	1,254,346
Cash flows from financing activities:
Repayments of debt	—	—	(1,033,450)	—	(1,833,450)
Proceeds from issuance of common stock	59,980	49,310	169,066	109,290	520,668
Repurchases of common stock	(4,714,403)	(1,270,588)	(1,654,327)	(5,984,991)	(5,190,723)
Taxes paid related to net share settlement of equity awards	(6,631)	(29,230)	(6,114)	(35,861)	(33,984)
Other financing activities	(8,573)	19,694	21,957	11,121	6,305
Net cash used in financing activities	(4,669,627)	(1,230,814)	(2,502,868)	(5,900,441)	(6,531,184)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(19,628)	(49,838)	287,471	(69,466)	437,617
Net increase (decrease) in cash, cash equivalents, and restricted cash	(3,164,087)	3,227,679	976,545	63,592	373,236
Cash, cash equivalents and restricted cash at beginning of period	12,266,873	9,039,194	7,204,028	9,039,194	7,807,337
Cash, cash equivalents and restricted cash at end of period	$9,102,786	$12,266,873	$8,180,573	$9,102,786	$8,180,573

12

Netflix, Inc.
Non-GAAP Information
(unaudited)
(in thousands, except percentages)

Non-GAAP Free Cash Flow

	Three Months Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Non-GAAP free cash flow reconciliation:
Net cash provided by operating activities	$1,743,812	$5,290,205	$2,423,258	$7,034,017	$5,212,457
Purchases of property and equipment	(218,644)	(196,130)	(155,889)	(414,774)	(284,166)
Non-GAAP free cash flow	$1,525,168	$5,094,075	$2,267,369	$6,619,243	$4,928,291

Non-GAAP Constant Currency Information

The tables below provide a non-GAAP reconciliation of reported and constant currency revenue growth by region for the quarters ended June 30, 2025, September 30, 2025, December 31, 2025, March 31, 2026, and June 30, 2026. The regions presented in the tables below include United States and Canada ("UCAN"), Europe, Middle East, and Africa ("EMEA"), Latin America ("LATAM"), and Asia-Pacific ("APAC").

	Three Months Ended				Three Months Ended			Change
	June 30, 2025				June 30, 2024			Q2'25 vs. Q2'24
	As Reported	Constant Currency Adjustment	Hedging (Gains) Losses Included in Revenues	Constant Currency Revenues	As Reported	Hedging (Gains) Losses Included in Revenues	Revenues Less Hedging Impact	Reported Change	Constant Currency Change
UCAN	$4,929,003	$8,036	$(6,431)	$4,930,608	$4,295,560	$(3,183)	$4,292,377	15%	15%
EMEA	3,538,175	(122,664)	42,049	3,457,560	3,007,772	(15,344)	2,992,428	18%	16%
LATAM	1,306,735	161,306	14,033	1,482,074	1,204,145	(1,759)	1,202,386	9%	23%
APAC	1,305,253	(16,166)	(12,266)	1,276,821	1,051,833	(13,015)	1,038,818	24%	23%

	Three Months Ended				Three Months Ended			Change
	September 30, 2025				September 30, 2024			Q3'25 vs. Q3'24
	As Reported	Constant Currency Adjustment	Hedging (Gains) Losses Included in Revenues	Constant Currency Revenues	As Reported	Hedging (Gains) Losses Included in Revenues	Revenues Less Hedging Impact	Reported Change	Constant Currency Change
UCAN	$5,071,781	$1,816	$(2,196)	$5,071,401	$4,322,476	$(3,265)	$4,319,211	17%	17%
EMEA	3,699,052	(199,597)	113,580	3,613,035	3,133,466	(1,857)	3,131,609	18%	15%
LATAM	1,370,913	53,678	26,300	1,450,891	1,240,892	(34,654)	1,206,238	10%	20%
APAC	1,368,561	(14,750)	(8,319)	1,345,492	1,127,869	(8,408)	1,119,461	21%	20%

13

	Three Months Ended				Three Months Ended			Change
	December 31, 2025				December 31, 2024			Q4'25 vs. Q4'24
	As Reported	Constant Currency Adjustment	Hedging (Gains) Losses Included in Revenues	Constant Currency Revenues	As Reported	Hedging (Gains) Losses Included in Revenues	Revenues Less Hedging Impact	Reported Change	Constant Currency Change
UCAN	$5,339,270	$3,801	$(6,612)	$5,336,459	$4,517,018	$(5,564)	$4,511,454	18%	18%
EMEA	3,872,743	(198,888)	87,364	3,761,219	3,287,604	(12,789)	3,274,815	18%	15%
LATAM	1,417,939	(1,052)	27,711	1,444,598	1,229,771	(28,307)	1,201,464	15%	20%
APAC	1,420,810	28,413	(19,274)	1,429,949	1,212,120	(7,107)	1,205,013	17%	19%

	Three Months Ended				Three Months Ended			Change
	March 31, 2026				March 31, 2025			Q1'26 vs. Q1'25
	As Reported	Constant Currency Adjustment	Hedging (Gains) Losses Included in Revenues	Constant Currency Revenues	As Reported	Hedging (Gains) Losses Included in Revenues	Revenues Less Hedging Impact	Reported Change	Constant Currency Change
UCAN	$5,245,298	$(20,306)	$(463)	$5,224,529	$4,617,098	$(14,552)	$4,602,546	14%	14%
EMEA	3,998,419	(418,871)	113,651	3,693,199	3,404,676	(105,225)	3,299,451	17%	12%
LATAM	1,497,058	(60,512)	31,286	1,467,832	1,261,934	(13,936)	1,247,998	19%	18%
APAC	1,508,982	(40,823)	(11,957)	1,456,202	1,259,093	(31,083)	1,228,010	20%	19%

	Three Months Ended				Three Months Ended			Change
	June 30, 2026				June 30, 2025			Q2'26 vs. Q2'25
	As Reported	Constant Currency Adjustment	Hedging (Gains) Losses Included in Revenues	Constant Currency Revenues	As Reported	Hedging (Gains) Losses Included in Revenues	Revenues Less Hedging Impact	Reported Change	Constant Currency Change
UCAN	$5,431,667	$(4,883)	$(3,284)	$5,423,500	$4,929,003	$(6,431)	$4,922,572	10%	10%
EMEA	4,033,515	(130,725)	58,490	3,961,280	3,538,175	42,049	3,580,224	14%	11%
LATAM	1,584,290	(67,459)	11,494	1,528,325	1,306,735	14,033	1,320,768	21%	16%
APAC	1,510,466	28,880	(19,070)	1,520,276	1,305,253	(12,266)	1,292,987	16%	18%
Total Revenues	$12,559,938	$(174,187)	$47,630	$12,433,381	$11,079,166	$37,385	$11,116,551	13%	12%

14

Non-GAAP F/X Neutral Operating Margin

To provide additional transparency around our operating margin, we disclose each quarter our year-to-date (YTD) operating margin based on F/X rates at the beginning of each year. This will allow investors to see how our operating margin is tracking against our target (which was set in January of 2026 based on F/X rates at that time), absent intra-year fluctuations in F/X.

YTD 2026
As Reported
Revenue	$24,809,695
Operating Expenses	16,660,088
Operating Profit	$8,149,607
Operating Margin	32.8%

FX Impact
Revenue	$87,127
Operating Expenses	20,139
Operating Profit	$66,988

Adjusted*
Revenue	$24,722,568
Operating Expenses	16,639,949
Operating Profit	$8,082,619
Operating Margin	32.7%
* Based on F/X rates at the beginning of each year including our F/X hedges at that time. Note: Excludes F/X impact on content amortization, as titles are amortized at a historical blended rate based on timing of spend. YTD 2026 through June 30, 2026.

Non-GAAP Net Debt

As of
June 30, 2026
Non-GAAP Net Debt reconciliation:
Total debt	$14,309,306
Add: Debt issuance costs and original issue discount	48,985
Add: Fair value hedging adjustment	13,809
Less: Cash and cash equivalents	(9,099,232)
Less: Short-term investments	(28,678)
Net debt	$5,244,190

15